UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2008

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Third Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2008, EvergreenBancorp, the holding company for EvergreenBank, reported revised earnings for the first quarter of 2008 due to an increase of $720,000 to its provision for loan loss, resulting in first quarter net income of $3.4 million, or $1.41 per diluted share. EvergreenBancorp had previously announced net income of $3.9 million, or $1.60 per diluted share. The additional provision increases the allowance for loan losses to $5.3 million, or 1.35% of total loans at March 31, 2008. The press release is attached in its entirety as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Registrant’s press release dated May 12, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

May 12, 2008	By:	Gordon D. Browning

Name: Gordon D. Browning
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Registrant’s press release dated May 12, 2008.